EXHIBIT 24
POWER OF ATTORNEY
Each of the undersigned hereby appoints Richard R. Peterson and Perry C. Johnston, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1934, the annual report on Form 10-K of Advanced BioEnergy, LLC for the fiscal year ended September 30, 2008 and any and all amendments and exhibits to that annual report on Form 10-K and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to that annual report on Form 10-K or any amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable. This power of attorney has been signed below by the following persons in the capacities indicated on the dates indicated.

Name	Title	Date

/s/ Richard R. Peterson Richard R. Peterson	Interim Chief Executive Officer (Principal Executive Officer)	12/29/08

/s/ Richard R. Peterson Richard R. Peterson	Vice President of Accounting and Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	12/29/08

/s/ Scott Brittenham	Director	12/22/08
Scott Brittenham

/s/ Larry L. Cerny	Director	12/22/08
Larry L. Cerny

/s/ Troy Otte	Director	12/22/08
Troy Otte

/s/ Keith E. Spohn	Director	12/22/08
Keith E. Spohn

/s/ Revis L. Stephenson	Director	12/28/08
Revis L. Stephenson

/s/ Thomas A. Ravencroft	Director	12/22/08
Thomas Ravencroft

/s/ John E. Lovegrove	Chairman	12/19/08
John E. Lovegrove